Metris Receivables, Inc.                           Metris Master Trust                             Monthly Report
Certificateholder's Statement                        Series 1997-1                                          Sep-98
Section 5.2                            Class A          Class B         Class C        Class D         Total
(i)   Certificate Amount             616,250,000.00   106,250,000.00   72,250,000.00 55,250,000.00  850,000,000.00
(ii)  Certificate Principal Distri             0.00             0.00            0.00                          0.00
(iii) Certificate Interest Distrib     3,528,031.25       629,531.25      374,807.63                  4,532,370.13
(iv) Principal Collections            26,264,641.76     4,528,386.51    3,079,302.83  2,343,129.10   36,215,460.20
(v)  Finance Charge Collections       12,249,584.49     2,111,997.33    1,436,158.18  1,092,701.79   16,890,441.79
       Recoveries                        195,188.09        33,653.12       22,884.12     17,499.62      269,224.96
       Principal Account Earnings              0.00             0.00            0.00          0.00            0.00
       Accum. Period Reserve Acct.             0.00             0.00            0.00          0.00            0.00
       Pre-Funding Account Earning             0.00             0.00            0.00          0.00            0.00
         Total Finance Charge Coll    12,444,772.58     2,145,650.45    1,459,042.30  1,110,201.41   17,159,666.74
        Total Collections             38,709,414.34     6,674,036.96    4,538,345.13  3,453,330.52   53,375,126.94
(vi) Aggregate Amount of Principal Receivables                                                    3,160,695,772.31
       Invested Amount (End of Mth   616,250,000.00   106,250,000.00   72,250,000.00 55,250,000.00  850,000,000.00
       Floating Allocation Percent      19.4972893%       3.3616016%      2.2858891%    1.7480328%     26.8928129%
       Fixed/Floating Allocation P       N/A              N/A             N/A            N/A            0.0000000%
       Invested Amount (Beg. of Mt   616,250,000.00   106,250,000.00   72,250,000.00 55,250,000.00  850,000,000.00
       Average Daily Invested Amount                                                                849,736,665.39
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                              84.62%2,800,537,867.73
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                            6.93%  229,404,592.42
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                           2.60%   85,913,295.25
       90 Days and Over (60+ Days Contractually Delinquent)                                  5.85%  193,481,184.86
        Total Receivables                                                                  100.00%3,309,336,940.26
(viii) Aggregate Investor Default Amount                                                              9,571,071.41
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                       13.70%
(ix)  Charge-Offs                              0.00             0.00            0.00                          0.00
(x)   Servicing Fee                                                                                   1,397,260.27
(xi)  Pool Factor                         1.0000000        1.0000000       1.0000000
(xii) Unreimbursed Reallocated Principal Collection             0.00            0.00          0.00            0.00
(xiii) Excess Funding Account Balance                                                                         0.00
         Pre-Funding Account Balance                                                                          0.00
(xiv) Class C Reserve Amount                                                                         42,500,000.00
         Class C Reserve Account Balance                                                             23,293,494.07
         Class C Trigger Event Occurrence                                                               Yes
(xv) Number of New Accounts Added to the Trust                                                                   0
(xvi) Average Net Portfolio Yield                                                                         10.8655%
(xvii) Minimum Base Rate                                                                                   8.8630%
(xviii) Principal Funding Account Balance                                                                     0.00
(xix) Accumulation Shortfall                                                                            N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                         March 2001
        Accumulation Period Length                                                                      N/A
(xxi) Required Reserve Account Amount                                                                   N/A
        Available Reserve Account Amount                                                                N/A
        Covered Amount                                                                                  N/A